Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Gene Engineer Corp. (the “Company”) on Form 10-K for the year ended October 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ming Lin, Principal Executive Officerof the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, thatto my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 16, 2016	By:	/s/ Ming Lin
Ming Lin Chief Executive Officer (Principal Executive Officer)

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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Gene Engineer Corp. and will be retained by American Gene Engineer Corp. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of American Gene Engineer Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.